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Exhibit 10.8

COLD SPRING CAPITAL INC.

                        , 2005

Full Circle LLC
430 Main Street
Williamstown, Massachusetts 01267

Gentlemen:

        This letter will confirm our agreement that, commencing on the effective date ("Effective Date") of the Registration Statement No. 333-125873, originally filed with the Securities Exchange Commission on June 16, 2005, as amended ("Registration Statement") for the initial public offering of the securities of Cold Spring Capital Inc. ("Company") and continuing until the earlier of (i) the consummation by the Company of an initial transaction, or (ii) the dissolution of the Company for failing to complete an initial transaction within the prescribed time frame (each of (i) and (ii), as more fully described in the Company's Registration Statement) (such ealier date, the "Termination Date"), Full Circle LLC or its affiliates shall make available to the Company certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, as may be required by the Company from time to time, situated at 51 Locust Avenue, Suite 302, New Canaan Connecticut 06840 (or any successor location). In exchange therefor, the Company shall pay Full Circle LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours,
COLD SPRING CAPITAL INC.
By:
Name: Title:
AGREED TO AND ACCEPTED BY:
FULL CIRCLE LLC
By:
Name: Title:

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  Exhibit 10.8